EXHIBIT 32.1

CERTIFICATION

I, Albert H. Pleus, Chairman and Chief Executive Officer of a21, hereby certify that, to the best of my knowledge:

1. The Annual Report on Form 10-KSB/A of the Company for the annual period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 24, 2006 By: /s/ ALBERT H. PLEUS ---------------------------------- Albert H. Pleus Chairman and Chief Executive Officer (Principal Executive Officer)

THE FOREGOING CERTIFICATION IS BEING FURNISHED SOLELY PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE) AND IS NOT BEING FILED AS PART OF THE FORM 10-KSB OR AS A SEPARATE DISCLOSURE DOCUMENT.